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                                                                    EXHIBIT 3(3)

                               State of Delaware
                                                              PAGE 1
                       Office of the Secretary of State

                       --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "MGM GRAND, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF FEBRUARY, A.D.

2000, AT 4 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS.



                                                 /s/ Edward J. Freel
                                    [SEAL]  ------------------------------------
                                            Edward J. Freel, Secretary of State

      2082204  8100                         AUTHENTICATION:  0252049

      001067158                                       DATE:  02-10-00

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                          CERTIFICATE OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION OF
                                MGM GRAND, INC.


MGM Grand, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES
HEREBY CERTIFY:


     FIRST: That pursuant to a duly called and noticed meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), declaring said amendment to be advisable and providing that the amendment be presented to the stockholders for consideration and action by written consent. The resolution setting forth the proposed amendment is as follows:

     "RESOLVED FURTHER, that the upon the filing with Secretary of State of the State of Delaware of a certificate of amendment of the Company's Certificate of Incorporation setting forth this resolution, each share of the Company's issued and outstanding common stock, par value $.01 per share (including treasury shares), shall be changed into two shares of the Company's common stock, $.01 par value per share."


     SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by the statute were voted in favor of the amendment by written shareholder consent, dated January 7, 2000.


     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.




                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 02/10/2000
                                                         001067158 - 2082204


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     IN WITNESS WHEREOF, MGM Grand, Inc. has duly caused this certificate to be signed by Scott Langsner, its Secretary/Treasurer, this 7th day of January, 2000.

                                          MGM GRAND, INC.



                                          By:  /s/ Scott Langsner
                                              ---------------------------
                                               Scott Langsner
                                               Secretary/Treasurer